                                 EXHIBIT 11.1
                    COMPUTATION OF INCOME (LOSS) PER SHARE

                         CARDIAC CONTROL SYSTEMS, INC.
                    COMPUTATION OF INCOME (LOSS )PER SHARE


------------------------------------------------------------------------------------------
                                             Three Months Ended         Six Months Ended
                                                 September 30,            September 30,
                                             1995          1994        1995          1994
------------------------------------------------------------------------------------------

PRIMARY INCOME (LOSS) PER SHARE:

  Net income (loss).....................  $   (5,908)  $  330,715  $ (163,286)  $  107,986
                                          ==========   ==========  ==========   ==========
  Weighted average number
    of common shares outstanding........   1,343,280    1,207,705   1,343,051    1,207,596
  Net common shares issuable
    on exercise of certain stock
    options and warrants (a)............          -            -           -            -
                                          ----------   ----------  ----------   ----------
  Weighted average number
    of common shares outstanding,
    as adjusted.........................   1,343,280    1,207,705   1,343,051    1,207,596
                                          ==========   ==========  ==========   ==========

  Income (loss) per common share........  $      .00   $      .27  $     (.12)  $      .09
                                          ==========   ==========  ==========   ==========

FULLY DILUTED INCOME (LOSS) PER SHARE:

  Net income (loss).....................  $   (5,908)  $  330,715  $ (163,286)  $  107,986
                                          ==========   ==========  ==========   ==========
  Weighted average number
     of common shares outstanding,
     as adjusted per primary
     computation above..................   1,343,280    1,207,705   1,343,051    1,207,596
  Net common shares issuable
    on exercise of certain stock
    options and warrants (a)............          -            -           -            -
                                          ----------   ----------  ----------   ----------
  Weighted average number
    of common shares outstanding,
    as adjusted.........................   1,343,280    1,207,705   1,343,051    1,207,596
                                          ==========   ==========  ==========   ==========
  Fully diluted income (loss) per
    common share........................  $      .00   $      .27  $     (.12)  $      .09
                                          ==========   ==========  ==========   ==========


(a) Net common shares issuable on exercise of outstanding stock options and warrants have not been included in the computation, since inclusion thereof would have an anti-dilutive or immaterial effect on the income(loss) per common share.
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